DuMoulin Black LLP

15TH Floor, 1111 West Hastings Street

Vancouver BC Canada V6E 2J3

www.dumoulinblack.com

Telephone No. (604) 687-1224

File No. 6572-003

July 31, 2026

Sphere 3D Corp.

243 Tresser Blvd, 17th Floor

Stamford, Connecticut 06901

Dear Sirs/Mesdames:

Re: Sphere 3D Corp. (the "Company") - Registration Statement on Form S-3 and Prospectus Supplement

We have acted as local counsel in the Province of Ontario to the Company. We understand that the Company has prepared a Registration Statement on Form S-3 (File No. 333-269663) (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act"), and a prospectus supplement dated July 31, 2026 (the "Prospectus Supplement") supplementing the base prospectus dated October 15, 2024 (the "Base Prospectus", and together with the Prospectus Supplement, the "Prospectus"), which Base Prospectus forms a part of the Registration Statement. The Registration Statement and Prospectus relate to the issuance and sale by the Company of common shares of the Company having an aggregate offering price of up to $10,300,000 (the "Shares"), from time to time through the Company's sales agents, A.G.P./Alliance Global Partners ("A.G.P.") and Maxim Group LLC ("Maxim", and together with A.G.P., the "Sales Agents"), in transactions deemed to be "at the market offerings" as defined in Rule 415 under the Act, as more fully described in the Prospectus. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement or the Prospectus. The Shares shall be sold pursuant to the terms and conditions of an amended and restated sales agreement, dated July 31, 2026, among the Company and the Sales Agents (the "Sales Agreement").

For the purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

1. a certificate of an officer of the Company dated the date hereof (the "Officer's Certificate");

2. the Registration Statement, the Base Prospectus and the Prospectus Supplement;

3. a certified copy of resolutions of the board of directors of the Company dated the date hereof;

4. a certificate of status dated July 30, 2026 of the Company issued by the Ministry of Public and Business Service Delivery of the Government of Ontario pursuant to the Business Corporations Act (Ontario), which we assume remains in full force and effect unamended;

5. the certificate and articles of amendment of the Company and the by-laws of the Company (collectively, the "Constating Documents"); and

6. the Sales Agreement.

Whenever our opinion refers to shares of the Company, whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

For the purposes of our opinion below, we have relied solely on the Officer's Certificate in respect of certain factual matters.

The opinions expressed herein are subject to the following exceptions, qualifications and assumptions:

(a) we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles (including scanned copies provided by email), and the authenticity of the originals of such certified or photostatic copies or facsimiles and the truth and accuracy of all corporate records of the Company and certificates of officers provided to us by the Company;

(b) we have assumed that, at all relevant times, the Constating Documents, the resolutions of the board of directors of the Company upon which we have relied and the Sales Agreement have not been or will not be varied, amended or revoked in any respect; and

(c) we have assumed that, at the time of issuance of any Shares, there shall be a sufficient number of Shares available for issuance under the authorized share capital of the Company.

We are not qualified to practice law in the United States of America. We are solicitors qualified to practice law in the Province of Ontario only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of Ontario and the laws of Canada applicable therein. Our opinion herein is based on the laws of the Province of Ontario and the laws of Canada applicable therein (and the interpretation thereof) as such laws are in effect and are construed as of the date hereof (the "Effective Date"). Our opinion herein does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

Based and relying upon the foregoing, we are of the opinion that as at the date hereof, the Shares, when sold pursuant to the Sales Agreement and issued in accordance with the Prospectus, consideration in full having been received by the Company for such Shares, all other conditions, as required by the Sales Agreement, having been satisfied, and with the passing of all necessary corporate resolutions, such Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

The above opinion is rendered solely in connection with the transactions described above and may not be used, circulated, quoted from or otherwise referred to for any other purpose without our prior written consent. Further, the above opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to matters of tax or as to the contents of, or the disclosure in, the Registration Statement or the Prospectus, or whether the Registration Statement or the Prospectus provides full, true and plain disclosure of all material facts relating to the Company within the meaning of applicable securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the US Securities Act or the Rules. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

"DuMoulin Black LLP"